UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 26, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01               Other Events.

On August 26, 2008, Acusphere, Inc. (the “Company”) received notice from holders of shares of its 6 1/2% convertible exchangeable preferred stock (the “Preferred Stock”) electing to convert, in the aggregate, 170,000 shares of Preferred Stock into 1,354,748 shares of the Company’s common stock pursuant to the terms of the Preferred Stock.  The common shares issued upon conversion of the Preferred Stock include those shares issued as a result of the make-whole feature of the Preferred Stock.  After the conversion, 480,000 shares of Preferred Stock will remain outstanding.

As previously disclosed, the Company’s board of directors has elected for the last three consecutive quarters not to declare a quarterly cash dividend on the Preferred Stock.  The Company does not anticipate that quarterly dividends on the Preferred Stock will be declared for the foreseeable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: September 2, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial
Officer and Secretary